UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2006

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2006, the Management Development and Compensation Committee of the Board of Directors of Air Products and Chemicals, Inc. (the "Company") approved an annual base salary of $700,000 for John E. McGlade, the Company’s President and Chief Operating Officer, effective October 1, 2006. On September 21, 2006, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board approved amendments to the Compensation Program for Non-employee Directors for non-management directors effective October 1, 2006. The amended program will consist of an annual cash retainer of $50,000, an annual retainer for committee chairs of $10,000, a meeting fee of $2,000 for attendance at a Board or Committee meeting and a grant of deferred stock units valued at $100,000 on the date of grant (rounded up to next whole stock unit). The deferred stock unit grant is made annually following the annual shareholders meeting and upon commencement of service for a new director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

September 26, 2006	By:	W. Douglas Brown

Name: W. Douglas Brown
Title: Vice President, General Counsel and Secretary